UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, NeoStem, Inc. (the “Company”) amended the terms of its employment agreement with its Chief Executive Officer, Dr. Robin Smith (the “Amended Agreement”) to extend the term of Dr. Smith’s employment to December 31, 2011 and subject to consummation of the proposed merger with China Biopharmaceuticals Holdings, Inc., awarded to Dr Smith a $275,000 cash bonus for 2009 and comparable minimum annual bonuses for 2010 and 2011.

Item 8.01	Other Events

Effective as of July 27, 2009, NeoStem (China), Inc., a wholly foreign owned subsidiary of the Company in China (the “WFOE”) appointed Peter Sun as the WFOE’s General Manager.  In this capacity, Mr. Sun, 50, will be responsible for overseeing the entire business, from the validation of WFOE’s business plan, to the execution of the WFOE’s strategy.  Mr. Sun joined the WFOE from Sun Biomedical Laboratories Inc., where he was the Vice President in charge of China Operations.  He has worked in both the US and China, in industry sectors which include medical devices, pharmaceuticals and biotech, and pharmaceutical development.  Mr. Sun holds a M.D. qualification from Beijing Capital Medical University, as well as a Master's Degree in Medicine from Peking Union Medical College.  He also has a M.S. in Biotechnology and Human Reproductive Biology from the University of British Columbia, Vancouver, Canada.

Under the WFOE’s employment agreement with Mr. Sun (the “Employment Agreement”), pursuant to which Mr. Sun will serve as the WFOE’s General Manager for a period of three years from July 27, 2009 (the “Commencement Date”), unless such term is earlier terminated by Mr. Sun or the WFOE in accordance with the provisions of the Employment Agreement.  In consideration for his services to the WFOE, Mr. Sun shall receive a fixed annual salary and a monthly allowance to cover various expenses incurred by him in connection with the performance of his duties and obligations under the Employment Agreement.  He shall also be entitled to receive employee benefits as required by Labor Contract Law of the People’s Republic of China (the “Chinese Labor Contract Law”).

Upon the approval by the Shareholders of NeoStem, Inc. of its proposed merger with China Biopharmaceuticals Holdings, Inc. and the Company’s 2009 Non-US Based Equity Compensation Plan (the “Non-U.S. Plan”), subject to the rules of the NYSE Amex and further subject to all the terms and conditions of the Non-U.S. Plan, Mr. Sun shall be granted a stated warrant under the Non-U.S. Plan at an exercise price equal to the closing price of the common stock on the date of grant, subject to approval of the Company’s Compensation Committee of Board which vests based on the achievement of certain milestones as set forth in the Employment Agreement.

The Company or Mr. Sun may terminate this Employment Agreement according to certain provisions of Chinese Labor Contract Law.  If Mr. Sun’s employment is terminated due to causes set forth under Chinese Labor Contract Law, the Company shall pay Mr. Sun the severance based on the number of years he has worked for the Company at the rate of one month’s wages for each full year worked.

Mr. Sun has also executed a Confidentiality and Non-Compete Agreement pursuant to which Mr. Sun agreed to be bound by certain non-compete provisions and certain non-solicitation provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1            Amendment dated July 29, 2009 to Employment Agreement dated May 26, 2006 with Robin Smith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:       August 4, 2009